UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2025

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 25, 2025, Timothy O’Connor, Executive Vice President, Chief Operations Officer at Xcel Energy Inc. (“Xcel Energy”), provided notice that he will retire from his current role at Xcel Energy on May 1, 2025. In connection with the foregoing, Xcel Energy announced that effective May 1, 2025, Michael Lamb will begin serving as Executive Vice President, Chief Delivery Officer, and Scott Sharp will begin serving as Executive Vice President, Chief Generation Officer. Mr. Lamb has served in various roles since joining Xcel Energy in 1985. Most recently, he has served as Senior Vice President, Customer Delivery since September 2024. From June 2023 to August 2024 he served as Senior Vice President, Distribution and Gas, and from 2018 to May 2023 he served as Senior Vice President, Transmission. Mr. Sharp has served in various roles since joining Xcel Energy in 2000. He has served most recently as Senior Vice President, Energy Supply since April 2023. From 2020 to April 2023 he served as Vice President, Energy Supply Operations, and from 2018 to 2020 he served as site vice president at the Prairie Island Nuclear Generating Plant in Minnesota. Mr. O’Connor will remain an employee of Xcel Energy and provide transition services from May 1, 2025 to August 21, 2025.

A copy of the press release announcing these leadership changes is filed as Exhibit 99.01 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
99.01	Press Release dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2025	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities